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As filed with the Securities and Exchange Commission on August 31, 2001

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
GLOBAL PAYMENTS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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GLOBAL PAYMENTS INC.
FOUR CORPORATE SQUARE
ATLANTA, GEORGIA 30329-2009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

    The 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Global Payments Inc. (the "Company") will be held at the Company's offices at Four Corporate Square, Atlanta, Georgia, 30329-2009 on October 24, 2001, at 11:00 a.m., Atlanta time, for the following purposes:

  1.
  To elect two directors in Class I to serve until the annual meeting of shareholders in 2004 and one director in Class III to serve until the annual meeting of shareholders in 2003, or until their respective successors are duly elected and qualified; and

  2.
  To ratify the reappointment of Arthur Andersen LLP as the Company's independent public accountants; and

  3.
  To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

    Only shareholders of record at the close of business on August 27, 2001 are entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth in the enclosed proxy card.

YOUR VOTE IS IMPORTANT!

    Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise (i) by delivering written notice to the Company's Secretary, Suellyn P. Tornay, at the above address, (ii) by submitting a later dated proxy card, (iii) by voting via the Internet or by telephone at a later date, or (iv) by appearing at the Annual Meeting to vote in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation is received by the Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m. eastern standard time on October 23, 2001.

    When you submit your proxy, you authorize Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions, and to vote on any adjournments of the Annual Meeting.

By Order of the Board of Directors SUELLYN P. TORNAY, Secretary

Dated: August 31, 2001

August 31, 2001

GLOBAL PAYMENTS INC.
FOUR CORPORATE SQUARE
ATLANTA, GEORGIA 30329-2009

PROXY STATEMENT

Introduction

    This Proxy Statement is being furnished to solicit proxies on behalf of the Board of Directors of Global Payments Inc. (the "Company") for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting"), and at any adjournments thereof. The Annual Meeting will take place at the Company's offices at Four Corporate Square, Atlanta, Georgia 30329-2009 on October 24, 2001, at 11:00 a.m., Atlanta time for the following purposes:

  1.
  To elect two directors in Class I to serve until the annual meeting of shareholders in 2004 and one director in Class III to serve until the annual meeting of shareholders in 2003, or until their respective successors are duly elected and qualified; and

  2.
  To ratify the reappointment of Arthur Andersen LLP as the Company's independent public accountants; and

  3.
  To transact any other business that may properly come before the Annual Meeting, or any adjournments thereof.

    This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about August 31, 2001.

Quorum and Voting

    Voting Shares.  Pursuant to the Company's Articles of Incorporation, only the Company's common shares, no par value (the "Common Stock"), may be voted at the Annual Meeting.

    Record Date.  Only those holders of Common Stock of record at the close of business on August 27, 2001 are entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof. On that date, there were 36,513,289 shares of Common Stock issued and outstanding, held by approximately 3,222 shareholders of record. These holders are entitled to one vote per share.

    Quorum.  In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a "Quorum"), either in person or represented by proxy. For the purpose of determining the presence of a Quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present.

    Voting Options.  Proposal 1, the election of two directors in Class I and the election of one director in Class III, will require, for each Class, a plurality vote of the holders of shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. With respect to Proposal 1, shareholders may (i) vote "for" each nominee, or (ii) "withhold authority" to vote for any nominee. If a Quorum is present, a vote to "withhold authority" and a broker non-vote will have no effect on the outcome of the election of directors, and the two nominees from Class I receiving the most votes will be elected to serve as the Class I Directors for a three year term and the single nominee from Class III receiving the most votes will be elected to serve as the Class III Director for the remaining two year term.

    With respect to Proposal 2, the ratification of the reappointment of Arthur Andersen LLP as the Company's independent public accountants, shareholders may (i) vote "for," (ii) vote "against," or (iii) "abstain" from voting on the proposal. An abstention will have the same effect as a vote "against,"

while a broker non-vote will have no effect on the outcome of the reappointment of Arthur Andersen LLP as the Company's independent public accountants.

    Internet and Telephone Voting.  Shareholders of record can simplify their voting and reduce the Company's costs by voting their shares via telephone or the Internet. Shareholders may submit their proxy voting instructions via the Internet by accessing the website identified on the enclosed proxy card and following instructions on the website. Shareholders who choose to submit their proxy voting instructions by telephone, should call the phone number identified on the enclosed proxy card and follow the prompts. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please date, sign, and return the proxy card.

    Default Voting.  When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED (1) "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, AND (2) "FOR" PROPOSAL 2 RELATING TO THE RATIFICATION OF THE REAPPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

    The Board of Directors is not presently aware of any business to be presented for a vote at the Annual Meeting other than the two proposals noted above. If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is made, in their own discretion.

    Revocation of a Proxy. A shareholder's submission of a proxy via the Internet, by the telephone or by mail does not affect the shareholder's right to attend in person. A shareholder who has given a proxy may revoke it at any time prior to its being voted at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation is received by the Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m. eastern standard time on October 23, 2001. All written notices of revocation should be addressed as follows: Global Payments Inc., Four Corporate Square, Atlanta, Georgia 30329-2009, Attention: Suellyn P. Tornay, Secretary.

    Adjourned Meeting.  If a Quorum is not present, the Annual Meeting may be adjourned by the holders of a majority of the shares of Common Stock represented at the Annual Meeting. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted.

1.  ELECTION OF DIRECTORS; NOMINEES

    The Company's Bylaws provide that the number of directors constituting the Board of Directors shall be not less than two nor more than seven, as determined from time to time by resolution of the shareholders or of the Board of Directors. The Board of Directors of the Company currently consists of seven members and is divided into three classes, with the term of office of each class ending in successive years. Except for the initial Class I Directors (whose term expires in 2001) and the initial Class II Directors (whose term expires in 2002), each class of directors serves staggered three year terms or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death.

    The two directors in Class I, Edwin H. Burba, Jr. and Richard E. Venn, and one director in Class III, I. David Marshall, whose terms expire at the Annual Meeting, have been nominated for re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class I Directors will be elected to hold office until the 2004 Annual Meeting of Shareholders and the Class III Director will be elected to hold office until the 2003 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR ELECTION AS A DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES FOR EACH CLASS.

Certain Information Concerning the Nominees and Directors

    The following table sets forth the names of the nominees and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, as well as other information. There is no family relationship between any of our executive officers or directors and there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them was elected an officer or director, other than arrangements or understandings with our directors and officers solely in their capacities as such, and other than those relationships or arrangements discussed below. For information concerning membership on committees of the Board, see "Other Information About the Board and its Committees" below.

    One of the directors, Mr. Yellowlees, was employed by National Data Corporation ("NDC"), the Company's former parent corporation, until March 31, 2001. Two of the Company's directors, Mr. Venn and Mr. Marshall, are currently employed by Canadian Imperial Bank of Commerce ("CIBC"), an affiliate of the Company, and have been appointed to their positions pursuant to a written agreement between the Company and CIBC. See "Certain Transactions."

NOMINEES FOR DIRECTOR

Class I
Term Expiring Annual Meeting 2001

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Edwin H. Burba, Jr. (64)	February 2001	Director of the Company
National Security and Business Consultant (since 1993); Commander in Chief, Forces Command, United States Army (1989-1993); Commanding General, Combined Field Army of the Republic of Korea and United States (1988-1989)
Richard E. Venn (50)	March 2001	Director of the Company
Senior Executive Vice President, Corporate Development of Canadian Imperial Bank of Commerce ("CIBC") (since June 1999); Managing Director and Deputy Chairman, CIBC World Markets, Inc. (since February 2001); Chairman and Chief Executive Officer of CIBC World Markets Inc. (October 1992-February 2001); Director of Intria-HP Inc., TAL Global Asset Management Inc., Talvest Fund Management Inc., CIBC Mellon Trust Company and CIBC Mellon Global Securities

Class III
Term Expiring Annual Meeting 2003

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
I. David Marshall (55)	March 2001	Director of the Company
Vice-Chairman Electronic Commerce, Technology and Operations of CIBC (since 1999); Executive Vice President and Chief Information Officer of Bankers Trust New York Corporation (1996-1999); Managing Director of Bankers Trust Company (1996-1999); Executive Vice President and Chief Information Officer of CIBC (1995-1996)

MEMBERS OF THE BOARD OF DIRECTORS
CONTINUING IN OFFICE

Class II
Term Expiring Annual Meeting 2002

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Robert A. Yellowlees (62)	September 2000	Chairman of the Board of Directors of the Company (since February 2001) Chairman of the Board of Directors of NDC (since June 1992), President and Chief Executive Officer of NDC (May 1992-March 2001); Director of Protective Life Corporation
Paul R. Garcia (49)	February 2001	Director of the Company
President and Chief Executive Officer of the Company (sincer September 2000); Chief Executive Officer of NDC eCommerce (July 1999-January 2001); President and Chief Executive Officer of Productivity Point International (March 1997-September 1998); Group President of First Data Card Services (1995-1997); Chief Executive Officer of National Bancard Corporation (NaBANCO) (1989-1995)

Class III
Term Expiring Annual Meeting 2003

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships
Alex W. "Pete" Hart (61)	February 2001	Director of the Company
Business Consultant (since October 1997); Chief Executive Officer of Advanta Corporation (1995-1997); Executive Vice Chairman of Advanta Corporation (1994); President and Chief Executive Officer of MasterCard International (1988-1994); Director of Actrade Financial Technologies Ltd., Destiny Solutions, HNC Software, Sanchez Computer Associates, and Silicon Valley Bancshares
William I Jacobs (59)	February 2001	Director of the Company
Managing Director and Chief Financial Officer of The New Power Company (since June 2000); Senior Executive Vice President, Strategic Ventures for MasterCard International (1999-2000); Executive Vice President, Global Resources for MasterCard International (1995-1999); Executive Vice President, Chief Operating Officer, Financial Security Assurance, Inc. (1984-1994); Director of The New Power Company, Blackboard, Inc. and Investment Technology Group; Member and former Chairman of the Board of Trustees of American University

Other Information About the Board and its Committees

    Meetings and Compensation.  During the partial fiscal year ended May 31, 2001, the Company's Board of Directors held 5 (3 regular and 2 special) meetings. All directors attended at least 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served during the period for which the respective director served on the Board of Directors or the applicable committee, except I. David Marshall. The Company adopted a policy regarding the compensation of directors which provides that each non-employee director receives an annual retainer of $15,000 in cash and $15,000 in shares of Common Stock. A non-employee director who serves as the chairman of the board will be compensated at a rate of $30,000 per year in cash and $30,000 in Common Stock. All Common Stock issued pursuant to the director compensation policy will be issued pursuant to the Company's Amended and Restated 2000 Long-Term Incentive Plan. The amount payable for the first year was paid to directors who were directors on February 1, 2001 and was prorated through May 31, 2001. Thereafter, the full annual amount is due on June 1 of each year. Pursuant to the foregoing policy, Mr. Yellowlees received $10,000 and 479 shares of Common Stock and Mr. Burba, Mr. Hart and Mr. Jacobs each received $5,000 and 240 shares of Common Stock during the 2001 fiscal year. In addition, all non-employee directors (including the chairman) receive $1,000 per board meeting attended and non-employee directors who serve on a committee receive

$1,000 per committee meeting and $1,500 per committee meeting when serving as a chairperson of a committee. Non-employee directors are also compensated for their out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The Company does not compensate directors who are also employees of the Company for their services as directors.

    2000 Non-Employee Director Stock Option Plan.  The Company maintains the Amended and Restated 2000 Non-Employee Director Stock Option Plan (the "2000 Director Plan"), which grants each of the Company's non-employee directors, who have not been appointed or elected to the Board of Directors solely by reason of his or her affiliation with the Company, an option to purchase shares of Common Stock having a fair market value on the date of the grant equal to $125,000. The options were granted to non-employee directors in office on the effective date of the 2000 Director Plan and will be granted in the future to non-employee directors in office on the date following each annual meeting of shareholders. All options granted under the 2000 Director Plan will become exercisable, in the aggregate, as to 25% of the shares after two years, 45% after three years, 70% after four years and 100% after five years of service from the date of the grant, except that such options will become fully exercisable upon the death, disability or retirement of the grantee, or upon the grantee's failure to be re-nominated or re-elected as a director. Upon a grantee's termination as a director for any reason, the options held by such person under the 2000 Director Plan will remain exercisable for five years or until the earlier expiration of the option. The exercise price for each option granted under the 2000 Director Plan will be the fair market value of the shares of Common Stock subject to the option on the date of the grant. Each option granted under the 2000 Director Plan will, to the extent not previously exercised, terminate and expire on the date 10 years after the date of grant of the option unless the 2000 Director Plan provides for earlier termination. During the fiscal year ended May 31, 2001, each of Mr. Burba, Mr. Yellowlees, Mr. Hart, and Mr. Jacobs received a stock option grant for purchase of 5,980 shares of the Company's Common Stock at an exercise price of $20.90.

    Committees.  The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a nominating committee. The full Board of Directors performs the functions which would be performed by a nominating committee. Certain information regarding the functions of the Board's Committees and their present membership is provided below.

      Audit Committee.  The Company's Board of Directors has an Audit Committee composed of Mr. Jacobs (Chairman), Mr. Hart and Mr. Marshall. The Audit Committee annually reviews the scope and plan and the results of the annual audit of the financial statements and other services provided by the Company's independent accountants, reviews the scope and plan of the internal audit program, reviews the nature and extent of non-audit professional services performed by the auditors and annually recommends to the Board of Directors the firm of independent public accountants to be selected as the Company's auditors for the next fiscal year. Between February 1, 2001 and May 31, 2001, the end of the fiscal year, the Audit Committee held 3 meetings, each of which was separate from regular Board meetings. All members of the Audit Committee are independent (as such term is defined in Rule 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual). Further information regarding the duties of Audit Committee is contained in the Audit Committee Charter attached as Exhibit A to this Proxy Statement.

      Compensation Committee.  The Board of Directors also has a Compensation Committee composed of Mr. Burba (Chairman), Mr. Hart and Mr. Venn. This Committee reviews levels of compensation and performance criteria for the Company's executive officers and administers the Company's 2000 Long Term Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Director Plan. Between February 1, 2001 and May 31, 2001, the end of the 2001 fiscal year, the Compensation Committee held 3 meetings, all of which were separate from regular Board meetings.

    Compensation Committee Interlocks and Insider Participation.  None of the members of the Compensation Committee served as an officer or an employee of the Company during the fiscal year ended May 31, 2001.

[Remainder of Page Intentionally Left Blank]

Common Stock Ownership of Management

    The following table sets forth information as of July 31, 2001, with respect to the beneficial ownership of Common Stock by the nominees to the Board, by the directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 9 persons, as a group, who were directors and/or executive officers of the Company on July 31, 2001.

    Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

Name	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Robert A. Yellowlees	924,995	(2)	2.53%
Edwin H. Burba, Jr.	1,056		*
Alex W. "Pete" Hart	1,816		*
William I Jacobs	10,816		*
I. David Marshall	0		*
Richard E. Venn	0		*
Paul R. Garcia	128,861	(3)	*
James G. Kelly	65,515	(4)	*
Barry W. Lawson	26,928	(5)	*
Thomas M. Dunn	187,072	(6)	*
All Directors and Executive Officers on July 31, 2001, which included 9 persons as a group	1,159,987	(7)	3.18%

*
Less than one percent.

(1)
The percentage calculations are based on 36,520,346 shares of Common Stock outstanding on July 31, 2001.

(2)
This amount includes 32,640 shares held by trusts of which Mr. Yellowlees is the trustee, 43,077 shares held by a family partnership of which Mr. Yellowlees is the general partner, and 6,417 shares held by Mr. Yellowlees' spouse. This amount also includes options to purchase 570,140 shares, which are currently exercisable, 564,160 shares of which are held by a family partnership of which Mr. Yellowlees is the general partner.

(3)
This includes 116,550 shares of restricted stock over which Mr. Garcia currently has sole voting power only.

(4)
This amount includes 65,515 shares of restricted stock over which Mr. Kelly currently has sole voting power.

(5)
This amount includes 25,796 shares of restricted stock over which Mr. Lawson currently has sole voting power.

(6)
This amount includes options to purchase 161,008 shares which are currently exercisable.

(7)
This amount includes options to purchase 570,140 shares which are exercisable within 60 days of July 31, 2001, and excludes Mr. Dunn who resigned as Chief Operating Officer effective June 2, 2001.

Common Stock Ownership by Certain Other Persons

    The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Date	Amount and Nature of Beneficial Ownership	Percent of Class
Canadian Imperial Bank of Commerce (1) Commerce Court Toronto, Ontario, Canada M5L 1A2	June 13, 2001	9,764,623	26.76%
Liberty Wanger Asset Management, Ltd., Liberty Acorn Trust, and Wanger Advisory Trust (2) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	June 30, 2001	2,272,340	6.23%
MFS Investment Management (3) 500 Boylston Street Boston, MA 02116	June 30, 2001	1,964,336	5.38%
The Dreyfus Corporation Mellon Bank, N.A., and Mellon Financial Corporation (4) 1 Mellon Center Pittsburgh, PA 15258	July 31, 2001	1,926,978	5.28%

(1)
This information is contained in Schedule 13D/A dated June 13, 2001 filed by Canadian Imperial Bank of Commerce with the Securities and Exchange Commission (the "SEC"), a copy of which was received by the Company. Such Schedule 13D/A states that Canadian Imperial Bank of Commerce had sole voting power and sole dispositive power with respect to 9,764,623 shares, which represented 26.25% of the outstanding shares of Common Stock of the Company on a fully diluted basis. The "Percent of Class" calculation is based on 36,494,546 shares of Common Stock outstanding on June 13, 2001.

(2)
This information was provided to the Company by a representative of Liberty Wanger Asset Management, Ltd., and based on 36,496,546 shares of Common Stock outstanding on June 30, 2001.

(3)
This information was provided to the Company by a representative of MFS Investment Management, and based on 36,496,546 shares of Common Stock outstanding on June 30, 2001.

(4)
This information was provided to the Company by a representative of The Dreyfus Corporation, and based on 36,520,346 shares of Common Stock outstanding on July 31, 2001.

REPORT OF THE COMPENSATION COMMITTEE

    Decisions on compensation and equity-based plans are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are made by the Compensation Committee and then presented to the full Board of Directors. Decisions of the Compensation Committee related to equity-based plans are made solely by that committee in order for awards or grants under the Company's equity-based plans to satisfy Rule 16b-3 pursuant to the Securities Exchange Act of 1934, as amended.

    The Company's primary objective in designing and implementing its compensation programs is to maximize shareholder value over time through alignment of employee performance with business goals and strategies that serve shareholders' interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs which are consistent with and linked to the Company's strategic and annual business objectives.

  Compensation Philosophy

    The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

      Long Term and At-Risk Focus.  A significant percentage of total compensation for executive officers should be composed of long term, at-risk rewards to focus senior management on the long term interests of shareholders. Equity-based plans should comprise a major part of the long term, at-risk portion of total compensation to encourage shareholder value-based management decisions, and to link compensation to Company performance and shareholder interests.

      Short Term and At-Risk Focus.  A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

      Competitiveness.  Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Standard and Poor's Computer Software and Services Index used in the shareholder return analysis shown later, in addition to other firms in the Company's business sectors.

  Stock Option Awards and Restricted Stock Grants

    Equity-based compensation comprises a significant portion of the Company's key employee compensation programs. These plans are administered solely by the Compensation Committee. There are two Company plans utilized for this component of executive officer, long term, equity-oriented compensation. These involve Stock Options and Restricted Stock grants:

      Stock Options.  Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options granted during the 2001 fiscal year vest two years after the date of grant with respect to 20% of the shares granted, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual's potential to contribute to future growth of the Company. The frequency and size of individual grant amounts vary. The number of options required to achieve target grant values is based on the prevailing fair market value of the Common Stock.

      Restricted Stock.  Restricted stock grants are designed to be granted on a selective basis to key employees to further focus them on the longer term performance of the Company. Generally, grants of restricted shares are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. Currently, restricted periods are generally four years.

      Bonus Deferral Program. A bonus deferral program was approved by the Board of Directors which allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company's objectives to increase executives' share ownership and at risk compensation. Since participating executives are deferring earned cash in the form of shares at risk of forfeiture over three years, the amount deferred is increased by 35%. Mr. Garcia, Mr. Kelly, and Mr. Lawson participated in the plan for the 2001 fiscal year.

  Chief Executive Officer's Compensation

    Mr. Garcia's 2001 fiscal year compensation derived primarily from commitments under Mr. Garcia's employment agreement (see "Employment Agreements with Paul R. Garcia, Thomas M. Dunn, James G. Kelly and Barry W. Lawson" below) entered into as of July 12, 2000. The decisions affecting compensation made after that date relate to Mr. Garcia's specific annual performance goals, results evaluation, and resulting 2001 fiscal year incentive bonus payment.

    Mr. Garcia's annual bonus opportunity is reviewed annually and is based upon achievement of certain quantitative and qualitative performance factors. Mr. Garcia agreed to have a portion of his bonus at risk under this plan to preserve deductibility by the Company under Code Section 162(m). The performance factors included in this plan for 2001 fiscal year included goals for revenue, EBIT and the completion of the CIBC transaction. The balance of his 2001 fiscal year bonus was determined by other factors.

    The Compensation Committee's general approach in setting Mr. Garcia's annual compensation opportunity is to seek to be competitive with other companies in the Company's industry, and for his compensation plan to be consistent with the Company's business, strategy, and operating results. The Compensation Committee also seeks to have a large percentage of Mr. Garcia's compensation opportunity based upon current year performance as well as actions to provide sustained long term growth in shareholder value. To accomplish this, a mix of cash, restricted stock and stock options are provided to Mr. Garcia which include a significant element of risk that is based upon the Company's performance.

COMPENSATION COMMITTEE
Edwin H. Burba, Jr., Chairman
Alex W. "Pete" Hart
Richard E. Venn

Compensation and Other Benefits

    The following table presents certain summary information concerning compensation paid or accrued by the Company or its former parent company, NDC, for services rendered in all capacities during the fiscal years ended May 31, 2001 ("2001 fiscal year"), May 31, 2000 ("2000 fiscal year"), and May 31, 1999 ("1999 fiscal year"), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000. Each person listed in (i) and (ii) above are hereinafter referred to as the "Named Executive Officers".

    On January 31, 2001, NDC, the Company's parent and sole stockholder at the time, distributed 100% of the shares of the Common Stock held by it to the stockholders of record of NDC's common stock. As a result of this "spin-off transaction," the Company became an independent public company with its shares of Common Stock registered on the New York Stock Exchange. Much of the information set forth below, relates to the compensation paid by NDC or earned or granted under various NDC benefit and stock option plans by the Named Executive Officers.

SUMMARY COMPENSATION TABLE

						Long Term Compensation Awards
		Annual Compensation				Restricted Stock Award(s) ($)(1)
Name and Principal Position	Fiscal Year							Securities Underlying Options(#)		All Other Compensation($)
		Salary($)		Bonus($)
Paul R. Garcia President and Chief Executive Officer	2001 2000 1999	400,000 369,039 —	(2) (7)	200,000 127,500 —	(3)	2,435,895 — —	(4) (4)	245,683 — —	(5)	66,099 51,095 —	(6) (8)
Thomas M. Dunn Chief Operating Officer	2001 2000 1999	300,000 300,000 232,308	(2)	40,000 80,000 140,000		535,709 — 190,585	(4) (4) (9)	251,004 — —	(5) (5) (5)	6,046 6,934 6,264	(6) (8) (10)
James G. Kelly Chief Financial Officer	2001 2000 1999	300,000 39,231 —	(2) (11)	135,000 — —	(3)	1,369,264 — —	(4) (4)	116,999 — —	(5) (5)	85,844 — —	(6)
Barry W. Lawson Chief Information Officer	2001 2000 1999	250,000 144,231 —	(2) (12)	72,000 80,000 —	(3)	539,136 — —	(4) (4)	85,989 — —	(5) (5)	2,909 — —	(6)

(1)
Awards of restricted shares in 2001 to Messrs. Garcia, Dunn, Kelly and Lawson have been made under the Company's 2000 Long-Term Incentive Plan. All restricted stock awards granted in 2001 fiscal year replaced restricted stock awards of NDC which were surrendered in connection with the spin-off transaction. The restricted stock awards are valued in the table based upon the closing market prices of the Company's Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. The value of the restricted stock held by the Named Executive Officers at May 31, 2001 based on the closing price of $26.30 per share was $3,065,265; $674,122; $1,723,045; $678,435 for Messrs. Garcia, Dunn, Kelly and Lawson, respectively. The numbers of shares of restricted stock held by Messrs. Garcia, Dunn, Kelly and Lawson, at May 31, 2001 were 116,550, 25,632, 65,515, and 25,796, respectively.

(2)
Messrs. Garcia, Dunn, Kelly and Lawson were employees of NDC until January 31, 2001, the date of the spin-off transaction, and each of their salaries were paid by NDC until such time. Mr. Dunn resigned from the Company effective June 2, 2001.

(3)
Mr. Garcia's full bonus was $250,000 but $50,000 was deferred pursuant to the bonus deferral program described above. Mr. Kelly's full bonus was $150,000 (which included $75,000 as a sign-on bonus when he commenced employment) but $15,000 was deferred pursuant to the bonus deferral program described above. Mr. Lawson's full bonus was $90,000 but $18,000 was deferred pursuant to the bonus deferral program described above. The restricted stock issued pursuant to the deferred amounts was granted in the 2002 fiscal year and, as such, will be disclosed in the 2002 fiscal year proxy.

(4)
Restricted stock grants were originally issued for shares of NDC common stock, but were converted to grants of shares in the Company's Common Stock on February 1, 2001 in connection with the spin-off transaction. The original value of the restricted stock grants based on the market price of the shares at the time of the grant were as follows: restricted stock worth $30,378 was issued to Mr. Garcia in the 2001 fiscal year; restricted stock worth $2,555,530 was issued to Mr. Garcia in the 2000 fiscal year; restricted stock worth $277,005 was issued to Mr. Dunn in the 2001 fiscal year; restricted stock worth $585,000 was issued to Mr. Dunn in the 2000 fiscal year; restricted stock worth $190,585 was issued to Mr. Dunn in the 1999 fiscal year; restricted stock worth $849,988 was issued to Mr. Kelly in the 2000 fiscal year; and restricted stock worth $300,825 was issued to Mr. Lawson in the 2000 fiscal year.

(5)
Options were originally granted for the purchase of shares of NDC common stock, but were converted to options for shares in the Company on February 1, 2001 in connection with the spin-off transaction. The options were converted based on the distribution ratio in the spin-off transaction. The original option grants were as follows: 120,000 shares of NDC common stock for Mr. Garcia in the 2001 fiscal year, 9,200 shares of NDC common stock for Mr. Dunn in the 1999 fiscal year, 67,800 shares of NDC common stock for Mr. Dunn in the 2001 fiscal year, 57,000 shares of NDC common stock for Mr. Kelly in the 2000 fiscal year, and 42,000 shares of NDC common stock for Mr. Lawson in the 2000 fiscal year.

(6)
For the 2001 fiscal year, includes amounts representing (i) Company contributions to the Company's 401K plan on behalf of Mr. Garcia ($10,495); Mr. Dunn ($6,046); and Mr. Lawson ($2,909) and (ii) moving expenses paid by the Company for Mr. Garcia ($55,604) and Mr. Kelly ($85,544).

(7)
Mr. Garcia began full time employment in July of 1999, and the compensation shown is for a partial year.

(8)
For the 2000 fiscal year, includes amounts representing (i) Company contributions to the Company's 401K plan on behalf of Mr. Dunn ($6,059); (ii) financial planning expenses paid by the Company for Mr. Dunn ($875); and (iii) moving expenses paid by the Company for Mr. Garcia ($51,095).

(9)
The restricted stock award made to Mr. Dunn in 1999 was made under the NDC 1983 Restricted Stock Plan and the underlying shares were not surrendered at the time of the spin-off.

(10)
For the 1999 fiscal year, includes amounts representing (i) Company contributions to the Company's 401K plan on behalf of Mr. Dunn ($5,714) and (ii) financial planning expenses paid by the Company for Mr. Dunn ($550).

(11)
Mr. Kelly began full time employment in April of 2000 and the compensation shown is for a partial year.

(12)
Mr. Lawson began full time employment in November of 1999 and the compensation shown is for a partial year.

[Remainder of Page Intentionally Left Blank]

    Option Grants in Last Fiscal Year.  The following table sets forth information concerning option grants during the 2001 fiscal year to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)		% of Total Options Granted to Employees in Fiscal Year(2)	Exercise of Base Price($/Sh)	Expiration Date	Grant Date Present Value($)(3)
Paul R. Garcia	245,683		12.90%	14.66	12/19/10	$4,989,158
Thomas M. Dunn	9,213		0.48%	4.73	06/01/03	$136,088
	15,355		0.81%	5.46	06/01/04	$209,244
	12,284		0.65%	10.26	06/01/05	$117,450
	15,559	(4)	0.82%	16.79	07/01/06	$320,097
	40,947	(4)	2.15%	18.35	08/15/07	$737,046
	8,835	(4)	0.46%	15.94	09/29/08	$130,217
	138,811	(4)	6.92%	10.81	06/01/10	$1,667,092
James G. Kelly	116,699		6.13%	12.95	04/10/10	$1,650,311
Barry W. Lawson	85,989		4.52%	11.67	11/01/09	$1,089,919

(1)
All options granted to the Named Executive Officers were originally granted for the purchase of shares of NDC common stock, but were converted to options for shares in the Company on February 1, 2001 in connection with the spin-off transaction.

(2)
Options granted during the 2001 fiscal year include options which were issued as a result of the spin-off transaction on February 1, 2001 and new options granted after the spin-off date to certain employees. The Company granted options to employees to purchase a total of 1,903,990 shares during the 2001 fiscal year.

(3)
These grant date values, based on the Black-Scholes option pricing model, are for illustrative purposes only, and are not intended to be a forecast of what future performance will be.

(4)
As a result of Mr. Dunn's resignation from the Company, a portion of the options granted during the 2001 fiscal year were forfeited as of June 2, 2001.

    Option Exercises and Fiscal Year-End Values.  The following table sets forth information concerning each exercise of options during the 2001 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 2001. No options were exercised by the Named Executive Officers during the 2001 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of Unexercised In-the-Money Options at Fiscal Year-End
Name
	Exercisable		Unexercisable		Exercisable	Unexercisable
Paul R. Garcia	—		245,683		—	$2,859,750
Thomas M. Dunn	69,937	(1)	181,067	(1)	$1,004,855	$2,529,712	(1)
James G. Kelly	—		116,699		—	$1,557,932
Barry W. Lawson	—		85,989		—	$1,258,019

(1)
As a result of Mr. Dunn's severance arrangement, as of June 2, 2001, a portion of his options that were otherwise unexercisable as of May 31, 2001 were accelerated and a portion of his unexercisable options were forfeited.

    Retirement Plan.  In connection with the spin-off transaction, the Company established and now maintains the Global Payments Inc. Employees' Retirement Plan (the "Retirement Plan"), which provides monthly benefits upon retirement to eligible employees of the Company who were previously participants in the National Data Corporation Employees' Retirement Plan (the "NDC Retirement Plan"). The Retirement Plan does not provide for the addition of new participants other than former participants in the NDC Retirement Plan, which was frozen on July 31, 1998. The benefits provided under the Retirement Plan upon normal retirement at age 65 are calculated under a formula based on the participant's earnings and years of continuous service preceding his retirement, but not counting any years of service that accrue after July 31, 1998, reduced by an amount equal to a percentage of the approximate social security benefit to which the employee is entitled. The term "earnings" for purposes of the Retirement Plan means compensation of any kind paid by NDC or the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts that become taxable to the employee under a stock option or other stock plan. A participant must be credited with five years of service to earn a vested benefit under the Retirement Plan. Years of service after July 31, 1998 with NDC and the Company count for vesting purposes. Participants continue to be credited with certain earnings for periods after July 31, 1998. Under current law the benefit for an employee retiring in the 1998 calendar year at age 65 cannot exceed $130,000 per year under the Retirement Plan. For plan years beginning in 1998, federal law limits the amount of earnings taken into account under the Retirement Plan to $160,000 per year. For the 2001 fiscal year, Mr. Dunn was the only Named Executive Officer who was a participant in the Retirement Plan.

    Supplemental Executive Retirement Plan.  In connection with the spin-off transaction, the Company established and now maintains the Company's Supplemental Executive Retirement Plan ("SERP") which will provide benefits for Mr. Dunn, who was previously a participant in NDC's pilot Supplemental Executive Retirement Plan. Benefits payable under the SERP are based upon a participant's highest three consecutive years of earnings during the participant's last ten years of employment with the Company, which includes years of employment with NDC. The term earnings for purposes of the SERP means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts which become taxable to the employee under a stock option or other stock plan. Retirement benefits under the SERP are reduced by a portion of the participant's annual social security benefits and any retirement benefits under the Company's tax-qualified or non-qualified defined benefit plans. A participant may begin to receive payments under the SERP upon retirement after either (i) 5 years service and attaining age 60 or (ii) 10 years of service and attaining age 55, with a .416667% reduction for each month before age 60. In the event of a change in control of the Company, a participant will be credited with an additional 3 years of service (not to exceed a total of 35 years service) and vested 100% in the SERP benefits. Benefits earned under the SERP are fully vested after five years of service. The only Named Executive Officer currently participating in the SERP is Mr. Dunn. Pursuant to Mr. Dunn's severance agreement, the SERP was amended to permit the Company to satisfy any SERP obligations to him in a present-valued lump sum.

    The following table shows estimated annual retirement benefits payable to participants in the Retirement Plan and the SERP on a straight life annuity basis upon retirement in specified years of continuous service and remuneration classes.

ESTIMATED ANNUAL RETIREMENT BENEFITS

	Years of Continuous Service(1)
Three-Year Average Earnongs
	10	15	20	25	30	35

$350,000	$84,000	$126,000	$145,250	$164,500	$183,750	$203,000
$400,000	$96,000	$144,000	$166,000	$188,000	$210,000	$232,000
$450,000	$108,000	$162,000	$186,750	$211,500	$236,250	$261,000
$500,000	$120,000	$180,000	$207,500	$235,000	$262,500	$290,000

(1)
The average annual earnings for the highest three years over the last 10-year period and the eligible years of credited service as of May 31, 2001 for Mr. Dunn was $398,878 (12 10/12 years). The amounts shown in the columns "Salary" and "Bonus" in the Summary Compensation Table above are substantially equal to the compensation of the individual named in such table for purposes of the SERP and the Retirement Plan. Federal regulations, however, cap the total compensation that may be considered in providing benefits under the Retirement Plan.

  Employment Contracts, Termination of Employment and Change-in-Control Arrangements

    Employment Agreements with Paul R. Garcia, Thomas M. Dunn, James G. Kelly and Barry W. Lawson. Each of Messrs. Garcia, Dunn, Kelly and Lawson entered into employment agreements with NDC, the material terms of which are summarized below. These employment agreements were assumed by the Company as of February 1, 2001—the effective date of the spin-off transaction.

    Each Named Executive Officer is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial objectives reflecting his area and scope of responsibility. Each Named Executive Officer is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to executive officers of the Company. The current annual salaries of these Named Executive Officers are as follows: Mr. Garcia—$400,000; Mr. Dunn—$300,000; Mr. Kelly—$300,000; and Mr. Lawson—$275,000.

    Each of Messrs. Garcia, Dunn, Kelly and Lawson has agreed in his employment agreement not to disclose confidential information or compete with the employer, and not to solicit the employer's customers or recruit its employees, for a period of 24 months following the termination of his employment.

    Each of the employment agreements may be terminated by the Company at any time for "cause" or "poor performance" (as defined therein) or for no reason, or by the Named Executive Officer with or without "good reason" (as defined therein). Each employment agreement will also be terminated upon the death, disability or retirement of the Named Executive Officer. Depending on the reason for the termination and when it occurs, the Named Executive Officer will be entitled to certain severance benefits, as described below.

    If, prior to a change in control, the Named Executive Officer's employment is terminated by the Company without cause (but not for poor performance) or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 18 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the Named Executive Officer his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer's restricted stock awards will vest and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the end of the salary continuation period, as described above.

    If, prior to a change in control, the Named Executive Officer's employment is terminated by the Company for poor performance, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 12 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the Named Executive Officer his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer's restricted stock awards and stock options that would have vested in the next 24 months will vest and the options will remain exercisable for 90 days after the earlier of six months or the end of the salary continuation period, as described above.

    If, within 36 months after a change in control, the Named Executive Officer's employment is terminated by the Company without cause or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus 100% of his annual bonus opportunity for the current year. For 24 months (unless he violates certain restrictive covenants), the Company will continue to pay the executive his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer's restricted stock awards and stock options will vest and the options will remain exercisable for 90 days after the end of the salary continuation period, as described above.

    Whether or not a change in control shall have occurred, if the employment of the Named Executive Officer is terminated by reason of his death, disability or retirement, he will be entitled to his accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the Named Executive Officer for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

    For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the Named Executive Officer will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the Named Executive Officer of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

    Severance Agreement with Thomas M. Dunn.  In connection with his resignation as of June 2, 2001, Mr. Dunn entered into a severance agreement with the Company which superceded his employment agreement, as described above. Pursuant to the severance agreement, the Company will pay Mr. Dunn his accrued salary and benefits through the date of termination, and for up to 18 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay

Mr. Dunn his base salary and will provide him with health insurance coverage. In addition, all of Mr. Dun's restricted stock awards became vested and those stock options that would have vested in the next 24 months became vested and will remain exercisable for 90 days after the end of the salary continuation period, as described above. In lieu of the bonus payments that would have been paid pursuant to his employment agreement, Mr. Dunn will be paid an annual bonus for the 2002 fiscal year of up to $137,500, payable as to $68,750 upon his resignation and as to $68,750 on January 2, 2002 provided he has become employed by a subsequent employer on or before that date and is therefore no longer receiving severance payments from the Company. The restrictive covenants contained in Mr. Dunn's employment agreement were reiterated in the severance agreement with certain modifications to the non-competition and non-solicitation covenants, and his Supplemental Executive Retirement Plan (SERP) was amended to incorporate such amended restrictive covenants and to permit the Company to satisfy any SERP obligations in a present-valued lump sum. The severance agreement contains a release by Mr. Dunn of any employment-related claims.

Shareholder Return Analysis

    The following line-graph presentation compares cumulative shareholder returns of the Company with Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index for the four month period beginning on February 1, 2001 (assuming the investment of $100 in the Company's Common Stock, Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index and reinvestment of all dividends).

COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN*
AMONG GLOBAL PAYMENTS INC., THE S&P 500 INDEX
AND THE S&P COMPUTERS (SOFTWARE & SERVICES) INDEX

    *$100 INVESTED ON 2/1/01 IN STOCK OR ON 1/31/01
    IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING MAY 31.

2. RATIFICATION OF THE REAPPOINTMENT OF AUDITORS

    The Audit Committee recommends, and the Board of Directors selects, independent public accountants for the Company. The Audit Committee has recommended that Arthur Andersen LLP, who served during the fiscal year ended May 31, 2001, be selected for the fiscal year ending May 31, 2002, and the Board has approved the selection. Unless a shareholder directs otherwise, proxies will be voted for the approval of the selection of Arthur Andersen LLP as independent public accountants for fiscal year ending May 31, 2002. If the appointment of Arthur Andersen LLP is not ratified by the shareholders, the Board will consider the selection of other independent public accountants for 2002.

    A representative of Arthur Andersen LLP is expected to be present at the 2001 Annual Meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Audit Fees

    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended May 31, 2001, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $327,000.

Financial Information Systems Design and Implementation Fees

    Arthur Andersen LLP did not bill the Company any fees for professional services rendered to the Company during the fiscal year ended May 31, 2001 in connection with operating, or supervising the operation of, the Company's financial information systems or managing the Company's local area network and designing and implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements.

All Other Fees

    The aggregate fees billed by Arthur Andersen LLP for professional services rendered during the fiscal year ended May 31, 2001, other than as stated above under the caption Audit Fees, were $385,500.

Audit Committee Review

    The Company's Audit Committee has reviewed the services rendered and the fees billed by Arthur Andersen LLP for the fiscal year ended May 31, 2001. The Audit Committee has determined that the services rendered and the fees billed last year that were not related directly to the audit of the Company's financial statements are compatible with maintaining the independence of Arthur Andersen LLP as the Company's independent accountants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE REAPPOINTMENT OF THE AUDITORS

Certain Relationships and Related Transactions.

  Transactions with NDC

    In connection with the spin-off transaction, the Company entered into several agreements with NDC, each dated the effective date of the spin-off, January 31, 2001. Robert Yellowlees, the Chairman of the Company's Board of Directors is also the Chairman of the Board of Directors of NDC. A summary of certain agreements governing the ongoing relationship between the Company and NDC are discussed below. During the fiscal year ended May 31, 2001, the Company paid NDC the aggregate amount of approximately $2.4 million under all of the agreements listed below.

    Company Headquarters Lease Agreement.  The Company entered into a lease agreement with NDC for approximately 85,000 rentable square feet of space owned by NDC and used by the Company as its corporate headquarters. The term of the lease is for three years. The lease is a full service lease, with NDC responsible for performance of all maintenance and repair as well as payment of all utility costs and real property taxes. The Company currently pays NDC a fair market rental rate of approximately $144,000 per month under the lease agreement.

    Additional Office Sublease Agreements.  The Company entered into a sublease agreement with NDC for a portion of NDC's existing office space located in San Diego, California. The Company currently pays NDC approximately $3,700 per month pursuant to this sublease agreement. NDC also entered into a sublease with the Company for a portion of the Company's existing office space in St. Louis, Missouri. NDC currently pays the Company approximately $2,400 per month pursuant to this sublease agreement.

    Intercompany Systems/Network Services Agreement.  The Company entered into a three year exclusive intercompany services agreement with NDC for telecommunications services and transaction processing services and support. As part of the telecommunications services under the agreement, the Company continues to receive telecommunications services from the carriers that provided telecommunications services to it as a subsidiary of NDC prior to the spin-off transaction. In addition, NDC supplies the Company with engineering, procurement, operations and administrative services. The transaction processing services include facilities, operations, and technical support for transaction processing and file transfer services.

    The Company pays NDC for these services based on an allocation of costs. Where technology and services are shared between NDC and the Company, the Company pays a percentage of NDC's overall costs based on the Company's proportionate share of the aggregate costs. Where services are provided by NDC to the Company exclusively, the Company pays NDC the direct cost of the services. Other services are charged to the Company based on NDC's actual manpower costs to provide the services, including all costs directly associated with such manpower.

    Transaction Processing Agreement.  The Company entered into a transaction processing agreement with NDC for the transition period beginning with the effective date of the spin-off transaction, January 31, 2001. Pursuant to this transaction processing agreement, the Company provided NDC with limited claims processing for transactions that were not time sensitive, printing services, backup tapes, system backup and offsite storage services that were historically performed on systems that the Company owns. These services were provided to NDC based on an allocation of costs.

    Transition Support Agreement.  The Company entered into a transition support agreement with NDC under which, in exchange for the fees specified in such agreement, NDC agrees to continue to provide tax return preparation (through March 31, 2001), stock option administration services (through September 20, 2001), lease negotiation and administration services (through March 20, 2002, unless extended for additional one year terms), and certain other administrative services. In addition, the Company agrees to provide certain administrative services to NDC as well as the use of space in one of the Company's offices.

Transactions with CIBC

    On March 20, 2001, the Company purchased CIBC's Merchant Acquiring business. As a result of this transaction, CIBC acquired beneficial ownership of approximately 26.25% of the Company's outstanding common stock and two of its employees were appointed to the Company's Board of Directors. These designees, Richard E. Venn and I. David Marshall, were appointed as Class I and

Class III directors, respectively. For additional information regarding Messrs. Venn and Marshall, see "Proposal 1. Election of Directors—Nominees" and "—Certain Information Concerning the Nominees and Directors" in this Proxy Statement. A summary of certain agreements governing the ongoing relationship between the Company and CIBC are discussed below.

      Transition Services Agreement.  CIBC provides transition services to the Company under an agreement to provide various support services to the merchant acquiring business for a 24-month period commencing on the acquisition date of March 20, 2001. The purpose of the agreement is to facilitate the integration of CIBC's merchant acquiring business into the Company's existing operations. These services include customer service, credit and debit card processing and settlement functions. For the fiscal year ended May 31, 2001, the Company incurred expenses of approximately $11.2 million related to these services.

      Credit Facility.  The Company has a credit facility from CIBC that provides a line of credit up to $140 million (Canadian dollars) with an additional overdraft facility available to cover larger advances during periods of peak usage of credit and debit cards. The facility carries an interest rate equal to Canadian Dollar LIBOR plus 0.40%. It contains customary covenants and events of default. This line of credit is secured by a first priority security interest in the Company's accounts receivable from VISA Canada/International, and has been guaranteed by the Company's subsidiaries. The CIBC credit facility has an initial term of 364 days expiring March 19, 2002. There were no amounts outstanding under the CIBC credit facility as of May 31, 2001.

Additional Information

    Solicitation of Proxies.  The cost of soliciting proxies will be borne by the Company, however, shareholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies and the like. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Georgeson Shareholder to solicit proxies on behalf of the Company and it is estimated that the fees for such services will not exceed $10,000.

    Shareholder Proposals.  Only proper proposals under Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act") which are timely received will be included in the Proxy Statement and Proxy for the 2002 Annual Meeting of Shareholders. Notice of shareholder proposals will be considered untimely if received by the Company after May 3, 2002. If the Company does not receive notice of any matter that a shareholder wishes to raise at the 2002 Annual Meeting by June 26, 2002 and a matter is properly raised at such meeting, the proxies granted in connection with that meeting will have discretionary authority whether or not to vote on the matter.

    Shareholder List.  The Company will maintain a list of shareholders entitled to vote at the Annual Meeting at its corporate offices at Four Corporate Square, Atlanta, Georgia 30329-2009. The list will be available for examination at the Annual Meeting.

    Annual Report on Form 10-K. A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules (but without exhibits) for the fiscal year ended May 31, 2001 will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., Four Corporate Square, Atlanta, Georgia 30329-2009, Attention: Investor Relations. Additionally, the EDGAR version of the Company's Form 10-K is available on the Internet on the SEC's web site (www.sec.gov).

    Closing Price.  The closing price of the Common Stock, as reported by the New York Stock Exchange on August 27, 2001, was $34.60.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 2001 fiscal year, all of its officers, directors and 10% shareholders complied with the reporting requirements of the SEC regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934).

REPORT OF THE AUDIT COMMITTEE

    The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Audit Committee's activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Arthur Andersen LLP (the independent auditors) is responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements as of and for the year ended May 31, 2001. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence. In addition, the Audit Committee has considered the compatibility of nonaudit services with the auditors' independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2001, filed with the SEC. The Board of Directors has adopted a written Audit Committee Charter, which is attached hereto as Exhibit A.

AUDIT COMMITTEE
William I Jacobs, Chairman
I. David Marshall
Alex W. "Pete" Hart

EXHIBIT A
Audit Committee Charter for Global Payments Inc.

  •
  The Audit Committee is a committee of the Board of Directors. The Audit Committee assists the Board of Directors in fulfilling the board's oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

  •
  In meeting its responsibilities, the Audit Committee is expected to:

  1.
  Provide an open avenue of communication with the company's internal auditors and independent accountant.

  2.
  Recommend to the Board of Directors the independent accountant to be nominated, review and approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

  3.
  Confirm the independence of the internal auditors and the independent accountant.

  4.
  Consider, in consultation with the independent accountant, the director of internal auditing, and other members of management as appropriate, the audit scope and plan of the internal auditors and the independent accountant.

  5.
  Consider and review the adequacy of the company's system of internal controls related to:

  •
  Any related significant findings and recommendations of the independent accountant and internal auditors together with management's responses thereto.

  •
  Any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

  6.
  Review with the independent accountant and management, at the completion of the annual examination, the audit of the financial statements, including footnotes and audit report.

  7.
  Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

  8.
  Prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the annual proxy statement effective for the 2001 Annual Meeting.

  9.
  Review and be responsive to any regulatory agencies concerns or inquiries with regard to reports or correspondence on behalf of the Board of Directors.

  •
  The Audit Committee shall have the power to conduct or authorize investigation into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

  •
  The Audit Committee shall meet at least quarterly, either in person or by telephone conference.

  •
  Membership of the Audit Committee shall consist of at least three independent directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the committee chairman shall be designated by the full Board of Directors.

PROXY CARD

GLOBAL PAYMENTS INC.
ATLANTA, GEORGIA
ANNUAL MEETING OF SHAREHOLDERS

  The undersigned shareholder of Global Payments Inc. (the "Company"), Atlanta, Georgia, hereby constitutes and appoints Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company's offices at Four Corporate Square, Atlanta, Georgia 30329-2009, on October 24, 2001, at 11:00 a.m., Atlanta time (the "Annual Meeting"), or at any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated August 31, 2001, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of one or more persons to the Board of Directors if either nominee named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors unanimously recommends a vote "FOR" each of the proposals described below.

PROPOSAL 1.  ELECTION OF TWO DIRECTORS IN CLASS I AND ONE DIRECTOR IN CLASS III.

  On the proposal to elect two directors in Class I to serve until the 2004 Annual Meeting of Shareholders and one director in Class III to serve until the 2003 Annual Meeting of Shareholders or until their respective successors are elected and qualified:

FOR all nominees listed, except as marked to the contrary below	/ /	WITHHOLD AUTHORITY for all nominees	/ /

Class I Nominees:	Edwin H. Burba, Jr. Richard E. Venn
Class III Nominee:	I. David Marshall

INSTRUCTION: To withhold authority to vote for any nominee(s), write that nominees name in the space provided below:

PROPOSAL 2.  RATIFICATION OF REAPPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

  On the proposal to ratify the reappointment of Arthur Andersen LLP as the Company's independent public accountants.

FOR	/ /	AGAINST	/ /	ABSTAIN	/ /

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" election of the director nominees named in Proposal 1, "FOR" Proposal 2 relating to the reappointment of Arthur Andersen LLP as the Company's independent public accountants, and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

Shares Held:

Signature of Shareholder

Signature of Shareholder (If Held Jointly)
Dated:

Month Day Year
Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF GLOBAL PAYMENTS INC.'S BOARD OF DIRECTORS
AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

DETACH CARD	Please detach proxy at perforation before mailing. YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the internet, please do not mail your proxy.

Vote By Telephone Call Toll-Free using a Touch-Tone phone 1-800-250-9081	Vote By Internet Access the Website and cast your vote http://www.votefast.com	Vote By Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. eastern standard time on October 23, 2001, to be counted in the final tabulation.

Your control number is

Vote By Telephone

Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail

Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. eastern standard time, October 23, 2001, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

QuickLinks

SCHEDULE 14A (RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT PROXY STATEMENT PURSUANT TO SECTION 14(a) OF the Securities Exchange Act of 1934
GLOBAL PAYMENTS INC. FOUR CORPORATE SQUARE ATLANTA, GEORGIA 30329-2009 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
YOUR VOTE IS IMPORTANT!
GLOBAL PAYMENTS INC. FOUR CORPORATE SQUARE ATLANTA, GEORGIA 30329-2009
PROXY STATEMENT
NOMINEES FOR DIRECTOR Class I Term Expiring Annual Meeting 2001
Class III Term Expiring Annual Meeting 2003
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
Class II Term Expiring Annual Meeting 2002
Class III Term Expiring Annual Meeting 2003
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
ESTIMATED ANNUAL RETIREMENT BENEFITS
COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN* AMONG GLOBAL PAYMENTS INC., THE S&P 500 INDEX AND THE S&P COMPUTERS (SOFTWARE & SERVICES) INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
EXHIBIT A Audit Committee Charter for Global Payments Inc.